EXHIBIT 4(a)

                       NATIONAL TRANSACTION NETWORK, INC.


                Convertible Subordinated Note Purchase Agreement
                           Dated as of August 18, 1997









                       NATIONAL TRANSACTION NETWORK, INC.
                                117 Flanders Road
                        Westborough, Massachusetts 01581


                                                           As of August 18, 1997



International Verifact Inc.
79 Torbarrie Road
Toronto, Ontario
Canada M3L 1G5

         Re:  Convertible Subordinated Notes

Gentlemen:

         National  Transaction  Network,   Inc.,  a  Delaware  corporation  (the
"Company"), hereby agrees with International Verifact Inc., a corporation organized under the laws of Canada (the "Purchaser") as follows:

                                    ARTICLE I

                        PURCHASE, SALE AND TERMS OF NOTES

         1.01. The Notes. The Company has authorized the issuance and sale to the Purchaser of the Company's Convertible Subordinated Notes, in the aggregate principal amount of $1,000,000. The Convertible Subordinated Notes shall be substantially in the form set forth in Exhibit I hereto and are herein referred to individually as a "Note" and collectively as the "Notes", which terms shall also include any notes delivered in exchange or replacement therefor.

         1.02. Purchase and Sale of Notes. The Company agrees to issue and sell to the Purchaser from time to time, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase the Notes for an aggregate purchase price of $1,000,000. Such purchases and sales shall take place at such time as may be mutually agreed upon (each a "Closing"). At each Closing the Company will issue one Note, payable to the order of the Purchaser, in the principal amount indicated in such Note against delivery of the principal amount indicated in such Note by wire transfer to an account specified by the Company, in payment of the full purchase price for the Notes.

         1.03. Payments and Endorsements. Payments of principal and interest on the Notes, shall be made directly by check duly mailed or delivered to the Purchaser at its address referred to in Section 9.03 hereof, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

         1.04.  Redemptions.

                  (a) Required Redemptions.  On the Due Date (as defined in each
Note) or the accelerated maturity of the Notes, the Company will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest then due thereon.

                  (b) No Optional Redemptions. The Company may not, at any time, redeem the Notes except as otherwise specifically provided for herein or in the Notes.

         1.05. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Massachusetts, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

         1.06. Registration, etc. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that person in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Note.

         1.07. Transfer and Exchange of Notes. Subject to compliance with United States federal and applicable state securities laws, the registered holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered.




                                       2





         1.08. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

         1.09. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Purchaser and each successor holder of the Notes by his or its acceptance thereof, likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Notes, the payment of the principal of and interest on each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section 1.09 shall constitute a continuing representation to all persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of any Note without the necessity of joining the Company as a party.

                  (a) Payment of Senior Debt. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Notes; and any such payment or distribution, except securities which are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section 1.09, which would, but for the provisions hereof, be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and every holder of the Notes by becoming a holder thereof shall have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorneys-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action (including the right to vote such Senior Debt holder's ratable share of the Notes), in the name of the holders of the Notes or otherwise, as such Senior Debt holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section
1.09. The Purchaser and each successor holder of the Notes by its or his acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this



                                       3





Section 1.09, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Notes.

                  (b) No Payment on Notes Under Certain Conditions. In the event that any default occurs in the payment of the principal of or interest on any Senior Debt (whether as a result of the acceleration thereof by the holders of such Senior Debt or otherwise) and during the continuance of such default for a period up to one hundred eighty (180) days and thereafter if judicial proceedings shall have been instituted with respect to such defaulted payment, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt then and during the continuance of such event no payment of principal or interest on the Notes shall be made by the Company or accepted by any holder of the Notes who has received notice from the Company or from a holder of Senior Debt of such events.

                  (c) Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of the Notes before all Senior Debt shall have been paid in full, despite or in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Debt (or their duly authorized representatives), until all Senior Debt shall have been paid in full.

                  (d) Subrogation. Subject to the payment in full of all Senior Debt and until the Notes shall be paid in full, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 1.09) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holders of the Notes would be entitled except for the provisions of this Section 1.09 shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt.

                  (e) Scope of Section. The provisions of this Section 1.09 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 1.09 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Note from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note,



                                       4






subject to the rights, if any, under this Section 1.09 of the holders of Senior Debt in respect of cash, property or securities of the Company received by the holders of the Notes.

                  (f) Survival of Rights. The right of any present or future holder of Senior Debt to enforce subordination of the Notes pursuant to the provisions of this Section 1.09 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

                  (g) Amendment or Waiver. The provisions of this Section 1.09 may not be amended or waived in any manner which is detrimental to any Senior Debt without the consent of the holders of all then existing Senior Debt.

                  (h) Senior Debt Defined. The term "Senior Debt" shall mean (i) all indebtedness of the Company for money borrowed from banks, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Notes and which is permitted hereby at the time it is created or incurred, and (ii) all guaranties by the Company which are not by their terms subordinate and junior to or on a parity with the Notes and which are permitted hereby at the time they are made, of indebtedness of any subsidiary of the Company if such indebtedness would have been Senior Debt pursuant to the provisions of clause (i) of this sentence had it been indebtedness of the Company.





                                   ARTICLE II

                      CONDITIONS TO PURCHASER'S OBLIGATION

         The obligation of the Purchaser to purchase and pay for the Note being purchased by it at each Closing is subject to the satisfaction of the following conditions:

         2.01. Representations and Warranties to be True and Correct. The representations and warranties contained in Article IV shall be true, complete and correct on and as of the date of this Convertible Subordinated Note Purchase Agreement and the President of the Company shall have certified to such effect to the Purchasers in writing.

         2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing a Security Agreement, in the form attached as Exhibit II (the "Security Agreement"), and all related financing statements and other similar instruments and documents, shall have been executed and delivered to the Purchaser by a duly authorized officer of the Company.

         2.03. All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents




                                       5






incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser reasonably may request.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser understands and acknowledges that the Notes are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act of 1933, as amended, (the "Securities Act") including Regulation D promulgated thereunder, and any applicable state securities laws; that he or it is purchasing the Notes without being offered or furnished any offering literature or prospectus other than publicly available reports filed with the U.S. Securities and Exchange Commission ("SEC"); that these transactions have not been reviewed or approved by the SEC or by any regulatory authority charged with the administration of the securities laws of any state; that all documents, records and books pertaining to these investments have been made available to the Purchaser and his or its respective representatives, including attorneys, tax advisors, financial advisors, accountants and/or purchaser representatives, if any. The Purchaser hereby further represents and warrants as follows:

         3.01. Residence. The Purchaser is a bona fide resident and domiciliary (not a temporary or transient resident) of the jurisdiction set forth under his or its name on the first page of this Agreement and has no present intention of becoming a resident of any other state, province or jurisdiction.

         3.02. Suitability. The Purchaser confirms that he or it understands and has fully considered for purposes of this investment, the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his entire investment, (ii) the purchase of the Notes is a speculative investment which involves a high degree of risk of loss by the Purchaser of his or its entire investment, and (iii) there are substantial restrictions on the transferability of the Notes and any shares of Common Stock of the Company which may be issued upon conversion of the Notes and accordingly, it may not be possible for him or it to liquidate his or its investment in such securities in case of emergency.

         3.03. Lack of Liquidity.  The Purchaser  confirms that he or it is able
(i) to bear the economic risk of this investment, (ii) to hold the Notes and any shares of Common Stock of the Company issued upon conversion of the Notes for an indefinite period of time, and (iii) presently to afford a complete loss of his or its investment; and represents that he or it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Purchaser's ability to provide for his or its current needs and possible financial contingencies, and that his or its commitment to all speculative investments is reasonable in relation to his or its net worth and annual income.




                                       6






         3.04. Knowledge and Experience. The Purchaser either (1) has a pre-existing personal or business relationship with the Company or its principals or (2) by reason of the Purchaser's business or financial experience is capable of evaluating the merits and risks of an investment in the Company and the Notes and of making an informed investment decision, and of protecting his or its own interests in connection with this investment.

         3.05. Access to Management. The Purchaser confirms that, in making his or its decision to purchase the Notes, he or it has relied solely upon independent investigations made by him or it and that he or it has been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of this investment.

         3.06. Investment Intent. The Notes are being acquired, and the shares of Common Stock of the Company issued upon conversion of the Notes will be acquired, by the Purchaser solely for his or its own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof; the Purchaser has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person such securities or any part thereof, any interest therein or any rights thereto; the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement; and the Purchaser understands the legal consequences of the foregoing representations and warranties to mean that he or it must bear the economic risk of this investment for an indefinite period of time because such securities have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Company is not obligated, and has no intention, to do) or unless an exemption from such registration is available.

         3.07. Restrictive Legend. The Purchaser consents to the placement of a restrictive legend on the Notes and any shares of Common Stock of the Company issued upon conversion of the Notes as required by applicable securities laws.

         3.08. No Brokers or Advertisement. The Purchaser has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Notes and is not under any obligation to pay any broker's fee, or commission in connection with his or its investment and has not been offered or sold Notes through publication of any advertisement.

         3.09. Knowledge, Experience and Suitability. The Purchaser currently has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company. The Purchaser has read carefully and understands this Convertible Subordinated Note Purchase Agreement and has consulted its own attorney, accountant or investment adviser with respect to the investment contemplated hereby and its suitability for the Purchaser.



                                       7






                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         4.01.  Organization, Qualifications and Corporate Power.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in each other jurisdiction in which the failure to be so licensed or qualified would have a material adverse effect on the business or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement and the Notes.

                  (b) The Company has no subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or
(B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         4.02.  Authorization of Agreements, Etc.

                  (a) The execution and delivery by the Company of this Agreement and the Notes and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter") or the By-laws of the Company, as amended.

                  (b) Sufficient shares of authorized but unissued Common Stock of the Company shall be reserved by appropriate corporate action prior to the Company's issuance of each Note in connection with the prospective conversion of each of the Notes.

         4.03. Validity. This Agreement and the Notes have each been duly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         4.04. Authorized Capital Stock. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.15 par value per share, (the "Common Stock") and 5,000,000 shares of Preferred Stock, $.10 par value per share ("Preferred Stock").




                                       8




                                    ARTICLE V

                               REGISTRATION RIGHTS

         5.01. Registration Rights. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Common Stock of the type which has been or may be issued upon the conversion of the Notes (the "Registrable Shares"), other than on Form S-8 or its then equivalent, it shall send to Purchaser written notice of such determination and, if within thirty (30) days after receipt of such notice, Purchaser shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares Purchaser requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which Purchaser has requested inclusion hereunder.

         5.02. Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to two (2) months of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide Purchaser with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

         5.03. Indemnification of Holder of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless Purchaser and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act



                                       9






applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by Purchaser, any underwriter or any controlling person, of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Purchaser, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to Purchaser, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Purchaser, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         5.04. Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Purchaser expressly for use therein; provided, however, that Purchaser's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold



                                       10







in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify Purchaser in writing of the commencement thereof, and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Purchaser. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of Purchaser unless employment of such counsel has been specifically authorized by Purchaser. Purchaser shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent.

         5.05. Expenses. In the case of a registration under Section 5.01, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Purchaser in connection with the registration of their Registrable Shares, or
(ii) any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Purchaser.


                                   ARTICLE VI

                               CONVERSION OF NOTES

         6.01. Conversion Right. Subject to and in compliance with the provisions of this Article VI, all or any part of the principal and interest amount outstanding of any Note may, at the option of the holder thereof, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock.

         6.02. Applicable Conversion Value. The "Applicable Conversion Value" shall be computed as follows:

                  (a) In the event that the Company has acquired another corporation or legal entity for which shares of the Company's Common Stock were used to pay for all or any part of such acquisition (the "Acquisition Shares"), then the price at which any Note may be converted into Common Stock shall be the value of such Acquisition Shares; or

                  (b) In the event that the Company has not acquired another corporation or legal entity at the time that Purchaser converts any Note into shares of Common Stock pursuant to Section 6.01, then the price at which any Note may be converted into Common Stock shall be determined by mutual agreement of the parties, provided, however, that in no event shall the Applicable Conversion Value under this Section 6.02(b) be less than the average of the closing



                                       11






price of the Common Stock for the twenty business days preceding the date of notice of conversion as provided by Purchaser pursuant to Section 6.05.

         6.03. Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), if the Applicable Conversion Value has been determined in accordance with 6.02(a), then it shall be adjusted by multiplying such effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

         6.04. (a) Adjustment for Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person unless the Company is the surviving entity, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, each holder of a Note, on the conversion thereof as provided in this Article VI at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so converted its Note, immediately prior thereto.

         6.05. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of a Note shall surrender such Note being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such Note, or a portion thereof. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The Note so surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the Note being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the Note being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such Note in accordance with the provisions of this Article VI, cash in the amount of all accrued



                                       12





and unpaid interest on such Note up to and including the Conversion Date, and cash, as provided in Section 6.06, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of a Note shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         6.06. Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of a Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of a Note, the Company shall pay to the holder of the Note which was converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total principal amount of Notes being converted at any one time by any holder thereof, not upon each Note being converted.

         6.07. Partial Conversion. In the event some but not all of the principal amount represented by a Note surrendered by a holder is converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new Note representing the principal amount which was not converted.

         6.08. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any installment of principal of any of the Notes, which is not cured within thirty (30) business days after written notice of default from Purchaser; or




                                       13






                  (b) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (c) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy;

then, and in any such event, the Purchaser or any other holder of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon to be forthwith due and payable, whereupon the Notes and all such accrued interest shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 7.01(b) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         7.02. Annulment of Defaults. Section 7.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holders of fifty-one percent (51%) or more in principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.



                                       14







                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser, or any other holder of the Notes in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are not exclusive of any remedies provided by law.

         8.02. Amendments, Waivers and Consents. Any provision in this Agreement or the Notes to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least fifty-one percent (51%) in principal amount of all Notes then outstanding, and (ii) shall, in each case, deliver copies of such consent in writing to any holders who did not execute the same; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal or interest payable on any Note, without the consent of the holder thereof, or to reduce the percentage of the Notes the consent of the holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         8.03. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to: (i) the Company or the Purchaser at its address show on the first page of this Agreement and (ii) to any other holder of the Notes at such holder's address for notice as set forth in the register maintained by the Company, and (iii) as to each of the foregoing, at such other address as shall be designated by such person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent via facsimile, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         8.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns.

         8.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.



                                       15






         8.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         8.07. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         8.09. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.



                                       16





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           NATIONAL TRANSACTION NETWORK, INC.


                                           By: /s/ Milton A. Alpern
                                              --------------------------------

                                           INTERNATIONAL VERIFACT INC.


                                           By: /s/ Peter H. Henry
                                              --------------------------------

                                           By: /s/ L. Barry Thomson
                                              --------------------------------





                                       17



                                                                       Exhibit I

NEITHER THIS NOTE NOR THE SECURITIES WHICH MAY BE ISSUED UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER AND CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR UNLESS APPLICABLE EXEMPTIONS THEREFROM ARE AVAILABLE.


                       NATIONAL TRANSACTION NETWORK, INC.

                     CONVERTIBLE SUBORDINATED NOTE DUE 200_

$[Principal Amount]                                                       [Date]

         For value received, National Transaction Network, Inc., a Delaware corporation (the "Company"), hereby promises to pay to International Verifact Inc. or registered assigns (hereinafter referred to as the "Payee"), on or before ____ __, ____[five year term] (the "Due Date") the principal sum of ____________________ ($_______) or such part thereof as then remains unpaid and to pay accrued and unpaid interest from the date hereof on the whole amount of said principal sum remaining at the end of each quarter unpaid at a rate equal to The First National Bank of Boston's best prime rate, as announced at the end of each calendar quarter, plus (i) 2% or (ii) 5% during any period which the Company is in default of its covenants in respect of its working capital line of credit with Silicon Valley Bank, in each case calculated and compounded on the last day of each quarter, such interest to be payable together with the payment of the principal of this Note. Principal and interest shall be payable in lawful money of the United States of America at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 90-day calendar quarter.

         This Note is issued pursuant to and is entitled to the benefits of a certain Convertible Subordinated Note Purchase Agreement, dated as of August __, 1997, between the Company and International Verifact Inc. (as the same may be amended from time to time, hereinafter referred to as the "Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement, including, without limitation, that: (i) the principal of and interest on this Note is subordinated to Senior Debt, as defined in the Agreement, (ii) in case of an Event of Default, as defined in the Agreement, the principal of this Note may become or may be declared due and payable in the manner and with the effect provided in the Agreement and (iii) this Note is convertible at the option of the holder hereof into shares of Common Stock of the Company in the manner set forth in this Agreement.










         This Note is  secured  by and  entitled  to the  benefits  of a certain
Security   Agreement  (as  that  term  is  defined  in  the  Agreement),   dated
________________ __, 199_, from the Company to International Verifact Inc.

         In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney's fees.

         This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         The Company and all endorsers and guarantors of this Note herein waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                             NATIONAL TRANSACTION NETWORK, INC.


                                             By:________________________________
                                                       [Name and Title]








                                                                      Exhibit II

                               SECURITY AGREEMENT

      The undersigned, National Transaction Network, Inc., a Delaware corporation with a place of business and executive office located at 117 Flanders Road, Westborough, Massachusetts 01581 (hereinafter referred to as a "Debtor") hereby grants to International Verifact Inc., a Canadian corporation with a place of business and executive office located at 79 Torbarrie Road, Toronto, Ontario, CANADA M3L 1G5 (hereinafter called the "Secured Party"), a security interest in and agrees and acknowledges that Secured Party has and will continue to have a security interest in the following:

      (A) All of Debtor's inventory of whatever name, nature, kind or description, all Debtor's goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Debtor, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Debtor (all of which is sometimes hereinafter referred to as "Inventory");

      (B) All of the Debtor's presently owned and hereafter acquired equipment, machinery, furniture, fixtures and all other tangible personal property of whatsoever kind or nature, together with all proceeds thereof, additions and accessions thereto or replacements thereof or substitutions therefor (all of which is sometimes hereinafter referred to as "Equipment");

      (C) All of the Debtor's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Debtor for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of the Debtor in the goods or services which gave rise thereto, including rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Debtor (all of which are sometimes hereinafter referred to as "Accounts");

      (D) All of the Debtor's general intangibles, including without limitation, names, goodwill, trade secrets, copyrights, trademarks, trademark applications, tradenames, patents, patent applications, licenses, other intellectual property, permits, governmental approvals, deposit accounts, tax refunds, claims under insurance policies (whether or not proceeds from Collateral), other rights to payment, rights of setoff, choses in action, rights under judgments, computer programs and software, contract rights, and all contracts and agreements to, or of which it is a party or beneficiary, and all intangible personal property of whatsoever kind or nature now owned by the Debtor as well as any and all thereof that may be hereafter acquired and in and to all proceeds thereof;









      (E) All of the Debtor's books and records, as they exist from time to time, relating to (A) through (D) above, inclusive;

      (F) All other assets of every nature and description, whether it be now existing or hereafter arising and whether now or hereafter belonging to the Debtor;

(all hereinafter sometimes collectively referred to as "Collateral"); to secure the payment of all sums due or which may become due under certain Notes of the Debtor which may be issued from time to time in up to an aggregate principal amount of One Million Dollars ($1,000,000), such notes to be issued from time to time pursuant to a certain Convertible Subordinated Note Purchase Agreement (the "Purchase Agreement") by and between the Debtor and Secured Party as of August __, 1997 (hereinafter sometimes collectively referred to as "Obligation" or "Obligations").

I.  WARRANTIES AND COVENANTS.

      The Debtor hereby warrants and covenants that:

      (A) The Equipment and Inventory are used primarily for business purposes.

      (B) The Equipment and Inventory of the Debtor will be kept at the Debtor's place of business. The Debtor will promptly notify the Secured Party of any change in the location of the Collateral, and the Debtor will not remove the Equipment from its place of business without the prior written consent of the Secured Party. The Debtor will notify the Secured Party, at least twenty (20) days prior to any such event, of any change in the Debtor's exact legal name, any change in its place of business or location of Equipment or Inventory or its establishment of any new place of business or location of Equipment or Inventory or office where its records concerning Accounts and other assets are kept.

      (C) The Debtor will have and maintain insurance at all times with respect to all its Collateral against risks of fire (including so-called extended coverage), theft, embezzlement and such other risks as Secured Party may reasonably require containing such terms. If and when requested by the Secured Party, the Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provision and the Secured Party may act either in its name or as attorney for the Debtor (for that purpose by these presents duly authorized and appointed with full power of substitution and revocation) in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts in payment of any loss.

      (D) The Debtor will pay promptly when due all taxes and assessments upon its Collateral or for its use or operation or upon this Agreement or upon any note or notes secured hereby. In its sole discretion, the Secured Party may: (i) discharge taxes and liens levied or placed on Collateral; (ii) pay for insurance thereon or the maintenance and preservation thereof; or (iii) if the Debtor shall fail to make required deposits in respect of F.I.C.A. or any withholding taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as the Secured Party in its sole discretion deem necessary in respect of the Debtor's liability therefor. Any amount so paid, deposited or reserved for shall constitute a loan for all purposes hereunder, and the Debtor promises to repay the Secured Party such amounts upon the Secured Party's demand. Nothing herein shall be deemed to obligate the Secured Party to do any of the foregoing and the making of any one or more such payments; deposits or reserves shall not constitute an agreement by the Secured Party to take any further or similar action or a waiver of any right of the Secured Party hereunder.

      (E) The Debtor will keep its Collateral at all times in good order and repair, reasonable wear and tear excepted, and will make necessary renewals of and replacements to the same with goods of equal value and serviceability, free of all liens, security interests and encumbrances, which goods shall automatically become subject to this Agreement.

II.  ADDITIONAL RIGHTS AND ASSURANCES.

      (A) Subject to Article VI of this Agreement, the Secured Party will at any time following an occurrence of an Event of Default hereunder have the right to take physical possession of the Collateral and to maintain such possession on the Debtor's premises or to remove the Collateral or any part thereof to such other places as the Secured Party may desire. If the Secured Party exercises such right, the Debtor shall at its sole expense upon the Secured Party's request assemble the same and make it available to the Secured Party at a place reasonably convenient to the Secured Party. If any Inventory is in the possession or control of any of the Debtor's agents or processors, the Debtor shall, at the Secured Party's request, notify them of the Secured Party's security interest therein and, at the Secured Party's request, instruct them to hold the same for the Secured Party's account and subject to the Secured Party's instructions.

      (B) The Secured Party may at any time after an occurrence of an Event of Default (i) in its own name or in the name of others communicate with account debtors in order to verify with them to the Secured Party's satisfaction the existence, amount and terms of any Accounts and the absence of any reductions, discounts, defenses or offsets with respect thereto, or (ii) notify account debtors that Collateral has been assigned to the Security Party and that payments by such debtors shall be made directly to the Secured Party. At the Secured Party's request, the Debtor will notify any or all such debtors of such assignment, give instruction and/or indicate on billings to such debtors that their Accounts shall be paid to the Secured Party and/or supply such debtors with a copy of this Agreement.

      (C) Subsequent to the occurrence of any Event of Default, the Secured Party shall have full power, in its own name or that of the Debtor, to collect, endorse, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof. Subsequent to the occurrence of any Event of Default, the Debtor agrees upon request of the Secured Party to appoint any officer or agent of the Secured Party as true and lawful attorney-in-fact, with power of substitution, to endorse the name of the Debtor or any of its officers, trustees or agents upon any Accounts, notes, checks, drafts, money orders, or other instruments of payment (including under any policy of insurance on Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to Secured Party; to sign and endorse the name of the Debtor or any of its officers, trustees or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to the Debtor's rights therein; to give written notice to such offices and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Debtor may be delivered directly to the Secured Party; to take any and all other actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof; and to obtain, adjust, settle and cancel any insurance; hereby granting to each said attorney-in-fact or his substitute full power to do any and all things necessary or appropriate to be done in and about the premises as fully and effectually as the Debtor might or could do, and hereby ratifying all that any said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

      (D) The Debtor hereby assigns to the Secured Party all sums, including without limitation return of premiums, which may become payable under any and all of such Debtor's policies of insurance and directs each insurance company issuing any such policy to make payment which would otherwise be due thereunder to the Debtor directly to the Secured Party.

      (E) In the event of the sale, exchange or disposition of any of the Collateral (other than finished goods in the ordinary course of business) or any interest therein (and no such sale, exchange or other disposition is hereby authorized or consented to), the Secured Party's security interest shall nevertheless continue in such Collateral (including without limitation all proceeds, cash and non-cash) notwithstanding such sale, exchange or other disposition; and the Secured Party's receipt of any such proceeds shall not be deemed or construed to be an authorization of or consent to any such sale, exchange or other disposition.

      (F) Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by the Debtor or in which the Debtor has an interest, which now or hereafter are at any time in possession or control of the Secured Party or any affiliate of the Secured Party or in transit by mail or carrier to or from the Secured Party or such affiliate or in the possession of any third party acting in its behalf, without regard to whether the Secured Party or such affiliate received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or had conditionally released the same, shall constitute security for Obligations and may be applied at any time to Obligations which are then owing, whether due or not due.

      (G) A carbon, photographic, or other reproduction of a security agreement or a financing statement is sufficient as a financing statement to the extent permitted under applicable law.

III.  EVENTS OF DEFAULT.

      The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (individually and collectively an "Event of Default"):










      (A) Failure by the Debtor to observe or perform any covenant or agreement referred to herein and, if no other grace or cure period is applicable thereto, the continuance of such failure for thirty (30) business days; or

      (B) An Event of Default (as defined in the Purchase Agreement) shall have occurred and is continuing and such Event of Default has not been annulled.

IV.  REMEDIES.

      (A) If an Event of Default occurs:

              (1) The Secured Party may declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

              (2) The Secured Party may exercise and shall have any and all rights and remedies accorded it by the Massachusetts Uniform Commercial Code or the Uniform Commercial Code as adopted in such state whose laws govern the disposition of certain Collateral. The requirement of reasonable notice shall be met, if notice containing such information as may be required under applicable law is mailed, postage prepaid, to the Debtor or other person entitled thereto at least ten (10) days (including non-business days) before the time of sale or disposition of the Collateral.

              (3) The Debtor designates and appoints the Secured Party its true and lawful attorney with full power of substitution in its own name or in the name of such Debtor to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due and to become due on the Accounts and to endorse the name of such Debtor on all commercial paper given in payment or part-payment thereof and in its reasonable discretion to file any claim or take any other action which the Secured Party may reasonably deem necessary or appropriate to protect and preserve and realize upon the security interest of the Secured Party in the Accounts or the proceeds thereof. The Secured Party shall also have the right to (i) open all mail addressed to the Debtor; (ii) change the Post Office box or mailing address of the Debtor; and
(iii) use the Debtor's stationery and billing forms or facsimiles thereof, for the purpose of collecting Accounts and realizing upon the Collateral.

      (B) No delay in accelerating the maturity of any obligation as aforesaid or in taking any other action with respect to any Event of Default or in exercising any rights with respect to the Collateral such affect the rights of the Secured Party later to take such action with respect thereto, and no waiver as to one Event of Default shall affect rights as to any other default.

V.  MISCELLANEOUS.

      (A) In case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.








      (B) All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of the Debtor shall bind the successors or assigns of the Debtor. All the provisions of this Agreement shall be construed by and administered in accordance with the local laws of the Commonwealth of Massachusetts. This Agreement shall become effective when it is signed by the Debtor. The Debtor acknowledges receipt of a copy of this Agreement.

      (C) In the absence of gross negligence or willful misconduct, neither the Secured Party nor any attorney-in-fact appointed hereunder shall be liable to the Debtor or any other person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

VI.  FIRST RIGHTS OF BANK.

      The Secured Party and the Debtor acknowledge that the Debtor has granted a security interest to the Silicon Valley Bank ("Bank") to secure certain obligations of the Debtor to the Bank. Both the Secured Party and the Debtor hereby expressly acknowledge that the security interest in the Collateral created hereby is subordinate and junior to the security interest of the Bank in the Collateral.

      Signed and delivered this __th day of ______ 199_.

                                          NATIONAL TRANSACTION NETWORK, INC.


                                          By:___________________________________


                                          INTERNATIONAL VERIFACT INC.


                                          By:___________________________________